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                                                                    EXHIBIT 23.8

                        [LETTERHEAD OF MILLER AND LENTS]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Miller Exploration Company
Traverse City, MI


     We hereby consent to the incorporation by reference of the Miller and Lents, Ltd. estimates of proved reserves contained in Miller Exploration's Annual Report on Form 10-K for the year ended December 31, 2002, as amended, into this Registration Statement on Form S-4 and related Prospectus of Edge Petroleum Corporation, which contains the Joint Proxy Statement of Miller Exploration Company and Edge Petroleum Corporation, and further consent to our being named as an expert in such Registration Statement and Prospectus.


                                          MILLER AND LENTS, LTD


                                          By:       /s/ R. W. FRAZIER

                                            ------------------------------------

                                                       R. W. Frazier

                                                       Vice President

Houston, Texas

October 16, 2003